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

ST. PAUL FEDERAL BANK LOGO

                                                  JOSEPH C. SCULLY
                                                  Chairman of the Board
                                                  and Chief Executive Officer

                                                                  April 30, 1999
                                                                  Revised


DEAR FELLOW SHAREHOLDER:

     I am pleased to report that the first quarter of 1999 was a period of significant accomplishment for St. Paul Bancorp. Your Company achieved substantial growth in earnings per share, return on equity and return on assets, exceeding the expectations of professional securities analysts who follow our Company. ST. PAUL'S FINANCIAL ACHIEVEMENTS, WHICH ALSO INCLUDE SIGNIFICANT EXPENSE REDUCTIONS, ARE CLEAR AND CONVINCING EVIDENCE THAT OUR STRATEGIC PLAN IS WORKING AND WILL FURTHER ENHANCE SHAREHOLDER VALUE.

     Last year we devoted our energies to implementing our long-term plan including our goal of achieving 15% return on equity by next year's end. We are confident that we have now established significant momentum and remain on schedule to reach our goal. We urge you to take a closer look at your Company's first quarter achievements.

                ST. PAUL REPORTS INCREASED 1ST QUARTER EARNINGS

     Implementation of your Company's strategic business plan has resulted in St. Paul's improved performance for the 1st Quarter of 1999. UNDER THE LEADERSHIP OF YOUR BOARD OF DIRECTORS AND MANAGEMENT, ST. PAUL'S 1ST QUARTER FINANCIAL ACCOMPLISHMENTS INCLUDE THE FOLLOWING:

     - INCREASED OPERATING EARNINGS PER SHARE. St. Paul Bancorp reported operating income of $15.3 million, or $.37 per diluted share, for the first three months of the year, an increase of 10% versus the comparable period in 1998.

     - INCREASED NET INTEREST MARGIN. The Company's net interest margin was 2.94% for the three-month period ended March 31, 1999, an increase of 15 basis points from the amount recorded during the fourth quarter of 1998.

     - DECREASED OPERATING EXPENSES. Operating expenses declined 4.3% or $1.4 million during 1999's first quarter, excluding $700,000 of non-recurring costs associated with our systems conversions.

     - CONTINUED EXCELLENT CREDIT QUALITY. Nonperforming assets as of March 31, 1999 were $22.9 million, or less than one-half of one percent of the Company's total assets. St. Paul remains among the industry leaders in this important category.

     - IMPLEMENTATION OF ST. PAUL'S STOCK REPURCHASE PLAN. As part of St. Paul's capital management initiatives, in January your Board authorized a stock repurchase plan. As of late April, the Company has repurchased 1,032,000 shares of its common stock, with existing Board authorization to repurchase an additional 968,000 shares of stock.

                      ANNUAL MEETING SHAREHOLDER PROPOSAL

     With our annual meeting approaching, now is an appropriate time to comment on the non-binding shareholder proposal appearing on our agenda. Indeed, St. Paul shareholders recently received a letter from Harry V. Keefe, a New York based hedge fund manager, seeking your support to force a quick sale or merger of your Company. AFTER CAREFULLY CONSIDERING THIS PROPOSAL, YOUR DIRECTORS, 80% OF WHOM ARE INDEPENDENT, NON-EMPLOYEE DIRECTORS, REJECTED THE PROPOSAL AS CONTRARY TO YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDED A VOTE "AGAINST" ITS ADOPTION.

     We believe Mr. Keefe's sole ambition is to put St. Paul "in play" in an effort to improve his own short-term results without regard to the long-term interests of St. Paul's other shareholders. As such, you should even expect Mr. Keefe to criticize our first quarter achievements in his efforts to win your support. Do not be misled! In casting an informed vote, shareholders should consider the following facts:

- ST. PAUL'S BOARD IS COMMITTED TO MAXIMIZING VALUE FOR SHAREHOLDERS AND WILL PURSUE WHATEVER COURSE OF ACTION THAT WILL, IN THE BOARD'S JUDGMENT, BEST ACHIEVE THAT OBJECTIVE.

     Contrary to what Mr. Keefe would have you believe, St. Paul is well aware of the consolidation taking place in its industry. On a regular basis, your Board reviews all alternatives, including the possible sale or merger of the Company. Your Board is not categorically averse to any strategic alternative, including a sale or merger of the Company. Consider for yourself my remarks at a recent analyst conference:

               "INDEPENDENCE FOR THE SAKE OF INDEPENDENCE IS NOT
             A BUSINESS STRATEGY AND I ASSURE YOU IT IS NOT OURS."

     In our view, and after consultation with our financial advisors, Merrill Lynch, the public auction process that Mr. Keefe is pushing towards would severely damage the Company's ability to obtain the best price for our shareholders, with no assurance that an adequate price could be obtained. YOUR BOARD REMAINS COMMITTED TO MAXIMIZING VALUE FOR ALL ST. PAUL SHAREHOLDERS, NOT MERELY TO PLACATE MR. KEEFE SEEKING HIS OWN QUICK, SHORT-TERM GAIN.

- ST. PAUL'S STRATEGIC PLAN IS WORKING TO ENHANCE SHAREHOLDER VALUE.

     St. Paul's strategic plan, implemented in 1998, was adopted with a singular goal -- to maximize shareholder value. Asset growth, cost reductions, investments in technology, successful accretive acquisitions, and capital management initiatives, including stock repurchases and dividend increases, are significant components of our value-driven strategy. St. Paul's profitable growth, as demonstrated by our recent earnings and enhanced prospects, illustrates that our senior management team is successfully implementing our plan. While Mr. Keefe cites the competitive marketplace as another reason to sell, NONE OF THE COMPETITORS CITED BY MR. KEEFE ARE NEW. ST. PAUL HAS COMPETED SUCCESSFULLY IN THE CHICAGO MARKETPLACE FOR OVER 100 YEARS AND HAS THE ADDED ADVANTAGE OF A LONG ESTABLISHED BRAND NAME.

     St. Paul has also successfully diversified its business and sources of revenue through its entry into commercial banking. Although Mr. Keefe criticizes our entry into commercial banking, it is only a small part of our balance sheet. Mr. Keefe conveniently fails to tell you that as of December 31, 1998, only 1% of St. Paul's loan portfolio consisted of commercial loans not secured by real estate. As you probably know, real estate is the area of St. Paul's greatest management experience and expertise. Again, we urge you not to be misled by Mr. Keefe's ill-founded criticisms.

     Another significant part of our strategic plan, St. Paul's capital initiatives, are generating immediate returns to shareholders. In January we increased your dividend by 33% and initiated an open market share repurchase program, pursuant to which we repurchased 1,032,000 shares of common stock in just four months. An additional 968,000 shares can be repurchased, subject to market conditions, under your Board's current authorization.

     In formulating and establishing our strategic plan, St. Paul rigorously examined every aspect of its business with the goal of maximizing value for all of our shareholders. On schedule, we remain confident that we will achieve our goal of 15% return on equity next year.

                          SUPERIOR SHAREHOLDER RETURNS

     Ultimately a Company and its management must, and should, be judged on the performance of its stock -- and St. Paul is proud to stand on its record. Astonishingly, Mr. Keefe calls this fundamental measure of shareholder value -- and the very item he seeks to capitalize on -- "an odd measuring stick to use for management's performance. . ." If you've invested your own hard-earned money in St. Paul, we're certain you will disagree. CONSIDER ST. PAUL'S LONG-TERM RECORD OF SUPERIOR RETURNS:

     - FOR THE FIVE YEAR PERIOD FROM JANUARY 1, 1994 THROUGH DECEMBER 31, 1998, ST. PAUL'S COMMON STOCK PRODUCED A CUMULATIVE TOTAL RETURN OF OVER 200%.*

     - SINCE MAY 29, 1987 (SHORTLY AFTER ST. PAUL WENT PUBLIC) AND THROUGH MARCH 31, 1999, ST. PAUL'S COMMON STOCK PRODUCED A CUMULATIVE TOTAL RETURN OF 604%, COMPARED TO A CUMULATIVE TOTAL RETURN OF 514% FOR THE S&P 500 INDEX DURING THE SAME PERIOD.**
------------------------------
 *Source: NASDAQ/Bridge Information Systems, Inc.
**Source: Bloomberg, L.P.

     Your Board of Directors remains committed to maximizing shareholder value through all available means and we believe that the actions we have taken will continue to benefit shareholders. Our goals are aligned with yours, as evidenced by director, officer and employee ownership in excess of 10% of St. Paul's stock. Accordingly, we urge you to reject Mr. Keefe's short-sighted and self-motivated objectives. PLEASE VOTE AGAINST THE STOCKHOLDER PROPOSAL, ITEM 2 ON YOUR PROXY CARD, THEN SIGN, DATE AND MAIL IT IN THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

     The many expressions of support from St. Paul shareholders are appreciated. On behalf of your Board of Directors, thank you.

                                        Sincerely,
                                        /s/ JOSEPH C. SCULLY
                                        ---------------------------
                                        Joseph C. Scully
                                        Chairman of the Board and
                                           Chief Executive Officer


                                   IMPORTANT
   ----------------------------------------------------------------------------

   Your vote is important! Accordingly, you are urged to sign, date and mail your proxy at your earliest convenience. If you have previously voted and do not wish to change your vote, please disregard this request and accept our thanks. Please note that after printing our letter of April 30, 1999 we spotted an inconsistency, so we are distributing revised copy to make certain you are properly informed. If you have any questions or need assistance in voting, please contact St. Paul Bancorp at (773) 804-2284.
   You may also call the firm assisting us, D.F. King & Co., Inc., toll-free, at (800) 431-9643.
-------------------------------------------------------------------------------

ST. PAUL FEDERAL BANK LOGO

                                                   JOSEPH C. SCULLY
                                                   Chairman of the Board
                                                   and Chief Executive Officer

                                                                  April 30, 1999

DEAR FELLOW SHAREHOLDER:

     I am pleased to report that the first quarter of 1999 was a period of significant accomplishment for St. Paul Bancorp. Your Company achieved substantial growth in earnings per share, return on equity and return on assets, exceeding the expectations of professional securities analysts who follow our Company. ST. PAUL'S FINANCIAL ACHIEVEMENTS, WHICH ALSO INCLUDE SIGNIFICANT EXPENSE REDUCTIONS, ARE CLEAR AND CONVINCING EVIDENCE THAT OUR STRATEGIC PLAN IS WORKING AND WILL FURTHER ENHANCE SHAREHOLDER VALUE.

     Last year we devoted our energies to implementing our long-term plan including our goal of achieving 15% return on equity by next year's end. We are confident that we have now established significant momentum and remain on schedule to reach our goal. We urge you to take a closer look at your Company's first quarter achievements.

                ST. PAUL REPORTS INCREASED 1ST QUARTER EARNINGS

     Implementation of your Company's strategic business plan has resulted in St. Paul's improved performance for the 1st Quarter of 1999. UNDER THE LEADERSHIP OF YOUR BOARD OF DIRECTORS AND MANAGEMENT, ST. PAUL'S 1ST QUARTER FINANCIAL ACCOMPLISHMENTS INCLUDE THE FOLLOWING:

     - INCREASED OPERATING EARNINGS PER SHARE. St. Paul Bancorp reported operating income of $15.3 million, or $.37 per diluted share, for the first three months of the year, an increase of 10% versus the comparable period in 1998.

     - INCREASED NET INTEREST MARGIN. The Company's net interest margin was 2.94% for the three-month period ended March 31, 1999, an increase of 15 basis points from the amount recorded during the fourth quarter of 1998.

     - DECREASED OPERATING EXPENSES. Operating expenses declined 4.3% or $1.4 million during 1999's first quarter, excluding $700,000 of non-recurring costs associated with our systems conversions.

     - CONTINUED EXCELLENT CREDIT QUALITY. Nonperforming assets as of March 31, 1999 were $22.9 million, or less than one-half of one percent of the Company's total assets. St. Paul remains among the industry leaders in this important category.

     - IMPLEMENTATION OF ST. PAUL'S STOCK REPURCHASE PLAN. As part of St. Paul's capital management initiatives, in January your Board authorized a stock repurchase plan. As of late April, the Company has repurchased 1,032,000 shares of its common stock, with existing Board authorization to repurchase an additional 968,000 shares of stock.

                      ANNUAL MEETING SHAREHOLDER PROPOSAL

     With our annual meeting approaching, now is an appropriate time to comment on the non-binding shareholder proposal appearing on our agenda. Indeed, St. Paul shareholders recently received a letter from Harry V. Keefe, a New York based hedge fund manager, seeking your support to force a quick sale or merger of your Company. AFTER CAREFULLY CONSIDERING THIS PROPOSAL, YOUR DIRECTORS, 80% OF WHOM ARE INDEPENDENT, NON-EMPLOYEE DIRECTORS, REJECTED THE PROPOSAL AS CONTRARY TO YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDED A VOTE "AGAINST" ITS ADOPTION.

     We believe Mr. Keefe's sole ambition is to put St. Paul "in play" in an effort to improve his own short-term results without regard to the long-term interests of St. Paul's other shareholders. As such, you should even expect Mr. Keefe to criticize our first quarter achievements in his efforts to win your support. Do not be misled! In casting an informed vote, shareholders should consider the following facts:

- ST. PAUL'S BOARD IS COMMITTED TO MAXIMIZING VALUE FOR SHAREHOLDERS AND WILL PURSUE WHATEVER COURSE OF ACTION THAT WILL, IN THE BOARD'S JUDGMENT, BEST ACHIEVE THAT OBJECTIVE.

     Contrary to what Mr. Keefe would have you believe, St. Paul is well aware of the consolidation taking place in its industry. On a regular basis, your Board reviews all alternatives, including the possible sale or merger of the Company. Your Board is not categorically averse to any strategic alternative, including a sale or merger of the Company. Consider for yourself my remarks at a recent analyst conference:

               "INDEPENDENCE FOR THE SAKE OF INDEPENDENCE IS NOT
             A BUSINESS STRATEGY AND I ASSURE YOU IT IS NOT OURS."

     In our view, and after consultation with our financial advisors, Merrill Lynch, the public auction process that Mr. Keefe is pushing towards would severely damage the Company's ability to obtain the best price for our shareholders, with no assurance that an adequate price could be obtained. YOUR BOARD REMAINS COMMITTED TO MAXIMIZING VALUE FOR ALL ST. PAUL SHAREHOLDERS, NOT MERELY TO PLACATE MR. KEEFE SEEKING HIS OWN QUICK, SHORT-TERM GAIN.

- ST. PAUL'S STRATEGIC PLAN IS WORKING TO ENHANCE SHAREHOLDER VALUE.

     St. Paul's strategic plan, implemented in 1998, was adopted with a singular goal -- to maximize shareholder value. Asset growth, cost reductions, investments in technology, successful accretive acquisitions, and capital management initiatives, including stock repurchases and dividend increases, are significant components of our value-driven strategy. St. Paul's profitable growth, as demonstrated by our recent earnings and enhanced prospects, illustrates that our senior management team is successfully implementing our plan. While Mr. Keefe cites the competitive marketplace as another reason to sell, NONE OF THE COMPETITORS CITED BY MR. KEEFE ARE NEW. ST. PAUL HAS COMPETED SUCCESSFULLY IN THE CHICAGO MARKETPLACE FOR OVER 100 YEARS AND HAS THE ADDED ADVANTAGE OF A LONG ESTABLISHED BRAND NAME.

     St. Paul has also successfully diversified its business and sources of revenue through its entry into commercial banking. Although Mr. Keefe criticizes our entry into commercial banking, it is only a small part of our balance sheet. Mr. Keefe conveniently fails to tell you that as of December 31, 1998, only 1% of St. Paul's loan portfolio consisted of commercial loans not secured by real estate. As you probably know, real estate is the area of St. Paul's greatest management experience and expertise. Again, we urge you not to be misled by Mr. Keefe's ill-founded criticisms.

     Another significant part of our strategic plan, St. Paul's capital initiatives, are generating immediate returns to shareholders. In January we increased your dividend by 33% and initiated an open market share repurchase program, pursuant to which we repurchased 1,032,000 shares of common stock in just four months. An additional 968,000 shares can be repurchased, subject to market conditions, under your Board's current authorization.

     In formulating and establishing our strategic plan, St. Paul rigorously examined every aspect of its business with the goal of maximizing value for all of our shareholders. On schedule, we remain confident that we will achieve our goal of 15% return on equity next year.

                          SUPERIOR SHAREHOLDER RETURNS

     Ultimately a Company and its management must, and should, be judged on the performance of its stock -- and St. Paul is proud to stand on its record. Astonishingly, Mr. Keefe calls this fundamental measure of shareholder value -- and the very item he seeks to capitalize on -- "an odd measuring stick to use for management's performance. . ." If you've invested your own hard-earned money in St. Paul, we're certain you will disagree. CONSIDER ST. PAUL'S LONG-TERM RECORD OF SUPERIOR RETURNS:

     - FOR THE FIVE YEAR PERIOD FROM JANUARY 1, 1994 THROUGH DECEMBER 31, 1998, ST. PAUL'S COMMON STOCK PRODUCED A CUMULATIVE TOTAL RETURN OF OVER 200%.*

     - SINCE MAY 29, 1987 (SHORTLY AFTER ST. PAUL WENT PUBLIC) AND THROUGH MARCH 31, 1999, ST. PAUL'S COMMON STOCK PRODUCED A CUMULATIVE TOTAL RETURN OF 604%, COMPARED TO A CUMULATIVE TOTAL RETURN OF 514% FOR THE S&P 500 INDEX DURING THE SAME PERIOD.**
------------------------------
 *Source: NASDAQ/Bridge Information Systems, Inc.
**Source: Bloomberg, L.P.

     Your Board of Directors remains committed to maximizing shareholder value through all available means and we believe that the actions we have taken will continue to benefit shareholders. Our goals are aligned with yours, as evidenced by director, officer and employee ownership in excess of 10% of St. Paul's stock. Accordingly, we urge you to reject Mr. Keefe's short-sighted and self-motivated objectives. PLEASE VOTE AGAINST THE STOCKHOLDER PROPOSAL, ITEM 2 ON YOUR PROXY CARD, THEN SIGN, DATE AND MAIL IT IN THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

     The many expressions of support from St. Paul shareholders are appreciated. On behalf of your Board of Directors, thank you.

                                        Sincerely,
                                        /s/ JOSEPH C. SCULLY
                                        -------------------------------
                                        Joseph C. Scully
                                        Chairman of the Board and
                                           Chief Executive Officer

                                   IMPORTANT
--------------------------------------------------------------------------------
   Your vote is important! Accordingly, you are urged to sign, date and mail your proxy at your earliest convenience. If you have previously voted and do not wish to change your vote, please disregard this request and accept our thanks. If you have any questions or need assistance in voting, please contact St. Paul Bancorp at (773) 804-2284. You may also call the firm assisting us, D.F. King & Co., Inc., toll-free, at (800) 431-9643.
--------------------------------------------------------------------------------